UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2017

Date of Report

Q BioMed Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-193328	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP	10022
(Address of principal executive offices)	(Zip Code)

(212) 588-0022

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On June 5, 2017, our subsidiary entered into an Executive Services Agreement with Denis Corin to provide services as our President and Chief Executive Officer. In exchange for the services, Mr. Corin is to receive $15,000 per month and options to acquire 100,000 shares of our common stock at $4.00 per share. The agreement has a term of two years and may be terminated by either party with 90 days’ notice. If we terminate the Executive Services Agreement without cause, we will owe the monthly fee for each remaining month during the term of the agreement.

Item 3.02     Unregistered Sale of Equity Securities

On June 5, 2017, we issued warrants to purchase up to 350,000 shares of our common stock to each of Denis Corin, our President and Chief Executive Officer, and William Rosenstadt, our General Counsel. The warrants were issued as a bonus for their business development services to the Company over the last 12 months. The warrants are exercisable for five years at a per share price of $4.00. The warrants may not be exercised within the first six months of their issuance.

On June 5, 2017, we issued warrants to purchase up to 85,000 shares of our common stock to each of Ari Jatwes and David Laskow Pooley as a bonus for their business development services to the Company over the last 12 months. The warrants are exercisable for five years at a per share price of $4.00. The warrants may not be exercised within the first six months of their issuance.

On June 5, 2017, we issued options to purchase up to 150,000 shares of our common stock to each of Denis Corin, our President and Chief Executive Officer, and William Rosenstadt, our General Counsel. 50,000 of the options were issued as compensation for their continue services on our board of directors through June 1, 2018 and 100,000 of the options were issued as compensation as officers through June 1, 2018. 37,500 of the options vest on September 1, 2017, 37,500 of the options vest on December 1, 2017, 37,500 of the options vest on March 1, 2018 and 37,500 of the options vest on June 1, 2018. The options are exercisable for five years at a per share price of $4.00. The options may not be exercised within the first six months of vesting.

On June 5, 2017, we issued warrants to purchase up to 25,000 shares of our common stock to a consultant as a bonus for their business development services to the Company over the last 12 months. The warrants are exercisable for five years at a per share price of $4.00. The warrants may not be exercised within the first six months of their issuance.

On June 5, 2017, we issued warrants to purchase up to 10,000 shares of our common stock to a consultant as a bonus for accounting services to the Company over the last 12 months. The warrants are exercisable for five years at a per share price of $4.00. The warrants may not be exercised within the first six months of their issuance.

On May 24, 2017, we issued 70,559 shares of our common stock upon the conversion of $260,068.49 of a convertible note that we issued on April 7, 2017. On June 8, 2017, we issued 153,268 shares of our common stock upon the conversion of $502,568.49 of a convertible note that we issued on April 7, 2017.

We issued the securities mentioned above in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended.

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Item 7.01     Regulation FD Disclosure.

On June 7, 2017, we issued a press release entitled “Q BioMed Inc. Announces Commercialization Of Non-Narcotic Metastatic Cancer Pain Drug”. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibits.

4.1	Form of Incentive Stock Option Agreement

4.2	Form of Warrant

10.1	Executive Services Agreement, dated June 5, 2017, between Denis Corin and Q BioMed Cayman SEZC

99.1	Press release entitled “Q BioMed Inc. Announces Commercialization Of Non-Narcotic Metastatic Cancer Pain Drug”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2017	Q BioMed Inc.

	By:	/s/ Denis Corin
	Name:	Denis Corin
	Title:	President

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